FORM 8–K/A-1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 26, 2004

Electronic Data Systems Corporation

(Exact name of registrant as specified in its charter)

Delaware	01-11779	75-2548221
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Legacy Drive

Plano, Texas 75024-3105

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (972) 604-6000

Item 9.	Regulation FD Disclosure

The registrant furnished its press release regarding its financial results for the three months ended March 31, 2004 as Exhibit 99.1 to its Current Report on Form 8-K dated April 26, 2004. The registrant indicated in such Form 8-K that it intended to furnish by amendment the transcript of Chief Financial Officer Bob Swan’s earnings presentation and the related slides posted on the registrant’s website. Such information is furnished herewith as exhibits 99.2 and 99.3, respectively.

The information furnished under this Item 9 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC DATA SYSTEMS CORPORATION

April 28, 2004	By:	/s/ D. GILBERT FRIEDLANDER

D. Gilbert Friedlander, Executive Vice President, General Counsel and Secretary